UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2009

South Texas Oil Company
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-33777 Commission File Number	74-2949620 (I.R.S. Employer Identification No.)

300 East Sonterra Boulevard Suite 1220 San Antonio, Texas (Address of principal executive offices)		78258 (Zip Code)

Registrant’s telephone number, including area code: (210) 545-5994

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Matters

As we disclosed in our Form 8-K filed September 11, 2009, on that date, certain creditors of STO Operating Company (“STO”), a wholly owned subsidiary of the Company, filed an involuntary petition in the United States Bankruptcy Court, Western District of Texas, sitting in Austin, Texas, pursuant to Chapter 7 of Title 11 of the United States Code.  STO was served with the involuntary petition summons on September 30, 2009.

The Company and STO retained bankruptcy counsel to represent them in the involuntary bankruptcy proceeding and in any other bankruptcy proceedings that the Company and its subsidiaries may voluntarily commence.  On October 20, 2009, STO filed its response to the involuntary petition and moved for a transfer of venue from the United States Bankruptcy Court, Western District of Texas, sitting in Austin, Texas, to the United States Bankruptcy Court, Western District of Texas, sitting in San Antonio, Texas, where the Company and its subsidiaries are located.

In its response to the involuntary petition, STO asserted that, while it admittedly is experiencing cash flow issues, it is currently operating its business and is in control of its assets.  STO further asserted that a Chapter 7 liquidation is not appropriate nor in the best interests of its creditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2009

South Texas Oil Company

By: /s/ Michael J. Pawelek
Michael J. Pawelek, Chief Executive Officer